SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2005

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to announce that we are entering the final stages of negotiations on a significant working interest in a potential multi-well gas prospect in a world-class region of Northern Alberta, Canada.  Due diligence is currently being conducted and a decision on this prospect should be reached very shortly.  If we decide to participate, it is anticipated that the first well on this prospect should commence operations within two weeks after signing the agreement.

Alberta accounts for just over 80% of the natural gas produced in Canada, which is the world's third-largest supplier of gas, and exports about three-quarters of its production outside the province's borders. About half of the five trillion cubic feet of gas produced each year in Alberta is exported to the United States, and about one-quarter flows to other points in Canada.  Alberta has an estimated 200 trillion cubic feet of ultimately recoverable conventional natural gas.

Bernard McDougall, our president stated, “After achieving the tremendous success on the Enchant well this week, we are prioritizing the Alberta prospects that we are reviewing.  This new prospect could add significantly to MSEV’s future revenue and we are hoping that a final decision will be shortly.  With oil prices approaching $50 again, it was a very opportune time to announce the most productive well in MSEV’s history and with the pending results from our Texas prospect, the near term is very exciting for MSEV.”

As previously reported, the Enchant Well in Alberta, Canada has been put on line for sales.  Anadarko Canada is receiving the production fluid and the well had initial flow rates of approximately 49 barrels of oil per day.  The operator of the well feels that with a chemical stimulation, the well could flow at an even higher rate.  An extensive plan is now being devised to fully exploit this prospect in the near future.  We hold a substantial 50% working interest in this major new discovery, which has effectively increased our current total daily oil and gas production by over 500%.

Operations on the Stuart 60# 8 Well in Texas are ongoing.  The operator expects that the Big Saline formation in the Stuart 60 #8 Well will perforated within the next 10-14. This is the first of the remaining three wells to be worked on.  The first five wells on this prospect were all successfully drilled.  The cost for these three wells has already been paid.  Initial results from the Stuart 60 #8 Well are expected within two weeks.  The two other wells on this prospect are expected to commence operations as soon as the Stuart 60 #8 Well is completed.

We are making a more concerted effort to market our self to prospective shareholders.  The marketing campaign has commenced and will be occurring throughout the coming months as drilling results from the Texas and Canadian prospects are announced.

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 16 independent sources of oil and/or gas revenue.  Our production is from ten oil wells in Canada, and six wells producing oil and/or gas wells in Texas.  We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         January 26, 2005